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                                                                  Exhibit 23.1
                                         to Registration Statement on Form S-4

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholder of RBX Corporation
Roanoke, Virginia

We consent to the use in this Registration Statement relating to $100 million of 12% Senior Secured Notes of RBX Corporation on Form S-4 of our report dated March 17, 1998, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading of "Experts" in such Prospectus.






/s/ Deloitte & Touche LLP

Richmond, Virginia
April 8, 1998